UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 14, 2016

AVALANCHE BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 14, 2016, Paul D. Wachter, a member of the board of directors (the “Board”) of Avalanche Biotechnologies, Inc. (the “Company”), provided notice of his intention to resign as a director of the Company and as a member of the audit committee of the Board, effective as of the date of the closing (the “Closing Date”) of the Company’s acquisition of Annapurna Therapeutics SAS (“Annapurna”) pursuant to that Acquisition Agreement, dated as of January 29, 2016, by and among the Company, Annapurna, certain shareholders of Annapurna and Shareholder Representative Services LLC (the “Acquisition Agreement”). If the Acquisition Agreement is terminated, the resignation will not become effective.

Mr. Wachter’s resignation is not the result of any disagreement with the Company or any matter relating to its operations, practices or policies, nor did he furnish the Company with a letter describing any disagreement or requesting that any matter be disclosed. Mr. Wachter believes that, given his other professional time commitments and the appointment of new, experienced directors to the Board if the transaction with Annapurna is consummated, the Closing Date is the appropriate time for his resignation to become effective.

Item 8.01	Other Events

The information set forth above under Item 5.02 is incorporated by reference herein.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the occurrence or effect of the proposed transaction between the Company and Annapurna, and the make-up of the combined company’s board of directors if the proposed transaction is completed, all of which are based on certain assumptions made by us based on current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Actual results and the timing of events of the Company could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties inherent in the ability to consummate the proposed transaction with Annapurna. Risks and uncertainties facing the Company are described more fully in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). All forward-looking statements contained in this document speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with its previously announced proposed acquisition of Annapurna, the Company intends to file with the SEC a proxy statement of the Company, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION. A free copy of the proxy statement and other filings containing information about the Company may be obtained at the SEC website at www.sec.gov. You will also be able to obtain these documents, free of charge, from the Company by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention: Investor Relations. Investors and securityholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the issuance of the Company’s common stock or any other matters relating to the proposed transaction.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction and the issuance of the Company’s common stock. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2015 and the proxy statement for the Company’s 2015 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site at www.sec.gov and from Investor Relations at the Company at the address set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	AVALANCHE BIOTECHNOLOGIES, INC.

	By:	/s/ Paul B. Cleveland
Paul B. Cleveland, Chief Executive Officer